Exhibit 23(ii)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lennar Corporation on Form S-3 on our reports dated January 11, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

April 30, 1996






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                                                                 Exhibit 23(iii)


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Lennar Corporation


We consent to incorporation by reference in the Registration Statement on Form S-3 of Lennar Corporation of our report dated January 18, 1994, relating to the consolidated statements of earnings, cash flows and stockholders equity of Lennar Corporation and subsidiaries for the year ended November 30, 1993 and to the reference to our firm under the heading, "Experts".


KPMG Peat Marwick LLP

April 30, 1996
Miami, Florida